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                     AMAZON.COM ANNOUNCES FINANCIAL RESULTS
                             FOR SECOND QUARTER 1999

         AMAZON.COM'S COMMUNITY OF ONLINE SHOPPERS GROWS TO 10.7 MILLION

        SEATTLE, Washington--July 21, 1999--Amazon.com, Inc. (NASDAQ: AMZN), today announced financial results for the second quarter of 1999. Net sales for the second quarter were $314.4 million, an increase of 171 percent over net sales of $116.0 million for the second quarter of 1998.

        Amazon.com reported a second-quarter pro forma operating loss of $67.3 million, or 21 percent of net sales, compared to a pro forma operating loss of $12.8 million, or 11 percent of net sales, in the second quarter of 1998. Second-quarter pro forma net loss of $82.8 million, or $0.51 per share, compared with a pro forma net loss of $17.0 million, or $0.12 per share, in the second quarter of 1998. On a GAAP basis, reported second-quarter net loss was $138.0 million, or $0.86 per share, and included $55.2 million of merger-, acquisition-, investment-related costs and stock-based compensation charges.

        Amazon.com announced that cumulative customer accounts, including Auctions bidders and sellers, increased by 2.3 million during the second quarter to 10.7 million at June 30, 1999, an increase of more than 220 percent from the
3.3 million customer accounts at June 30, 1998. Repeat customer orders represented more than 70 percent of orders during the quarter ended June 30, 1999.

        "We did a lot this quarter," said Jeff Bezos, Amazon.com founder and CEO. "We're especially pleased that Amazon.com Auctions is our fastest-growing business. And looking at the first few days of sales in our new Toys and Electronics stores, we're shocked and grateful. In fact, we believe we're already the No. 1 seller of children's products online."

        Regarding Amazon.com's ongoing expansion, Bezos added, "We continue to make great progress building out world-class distribution that will give customers greater availability, faster shipping times, and even better service. We have and will continue to invest in systems, people, and product expansion, each of which helps us better serve customers. For the rest of 1999, we expect to invest more heavily than we have in the past. Our goal remains to build the world's most customer-centric company."

RECENT HIGHLIGHTS

10 MILLION CUSTOMERS; EXTENDING GLOBAL BRAND AND REACH
        Less than four years after opening on the Internet, Amazon.com announced in June that it had become the first e-commerce store to serve its 10 millionth customer. In October 1997, Amazon.com became the first Internet retailer to serve 1 million customers, and its cumulative customer base has grown tenfold in 21 months and is now equivalent to the population of Greece. These 10 million customers represent an


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e-commerce watershed reflecting the appeal of online shopping to a broad range of customers.

        Amazon.com's brand and reach continued to grow during the second quarter. Heads-down focus on customers helped make Amazon.com both the No. 1 online shopping site and the No. 8 Web property overall in the United States during June, according to Media Metrix June 1999 data. An April study by Opinion Research Corporation International of Princeton, New Jersey, estimated that 52 percent of the 196 million U.S. adults recognized Amazon.com, making it the leading e-commerce brand in the country in terms of awareness. And on a worldwide level, a June study of all global brands by Interbrand Newell and Sorrell ranked Amazon.com as the 57th most valuable brand worldwide, just above Hilton, Guinness, and Marriott, and just below Pampers.

AMAZON.COM LAUNCHES TOYS AND ELECTRONICS
        Last week, Amazon.com launched two completely new stores: Amazon.com Electronics and Amazon.com Toys. Together, these two stores turn what consumers say are among the most difficult shopping experiences into hassle-free ones. In a nationwide poll of people who have bought toys and electronics in stores, more than half said they would prefer to buy toys and electronics online.

        Amazon.com Electronics features a full range of popular electronics products and brands: everything from the latest digital camcorders to computer peripherals to televisions. Amazon.com Toys offers a broad selection ranging from hot new toys usually found at superstores to specialty toys from hundreds of small toymakers. Both new stores offer broad selection, great convenience, low prices, and comprehensive information to help customers buy the right products. In addition, both stores feature a no-risk returns policy and are supported by Amazon.com's world-class customer service department so that customers can buy electronics, toys, and games online with complete confidence.

AMAZON.COM AUCTIONS AND SOTHEBY'S
        In June, Amazon.com announced its partnership with Sotheby's to launch a joint online auction site. This 10-year alliance between the world's leading e-commerce company and the international art auction house will create a new standard in online buying and selling of authenticated and guaranteed auction property. Sellers on this joint auction site will have the opportunity to market to Amazon.com's more than 10.7 million customers with the benefit of Sotheby's 255-year art and auction expertise. The joint site will be devoted to the general antiques collector and to the world of collectibles, featuring coins, stamps, sports, and Hollywood memorabilia, fashion, animation art, toys, dolls, and other collectibles, as well as general art and antiques, books, and jewelry.

CUSTOMER EXPERIENCE
        In May, Amazon.com began its everyday 50% discount on The New York Times Best Seller list. The Amazon.com 50% discount, which is not a sale or short-term promotion but everyday low pricing, applies to hardcover and paperback titles in the best seller list's three generic categories: fiction, nonfiction, and miscellaneous--at least 68


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titles each week at 50% off. In addition, Amazon.com continues to offer up to
40% off on hundreds of thousands of other titles.

        In June, Amazon.com launched a new area of its music store, offering free digital downloads of entire songs, a great way for music fans to discover new music--and a superb way to promote artists and their CDs. The new area contains full-length Liquid Audio and MP3 downloads from established artists, including Lyle Lovett, Randy Newman, Cowboy Junkies, Pavement, Robert Cray, Elliott Smith, Cheap Trick, Widespread Panic, Kelly Willis, Rufus Wainwright, Cheryl Wheeler, Sarah McLachlan, Public Enemy, and Amazon.com Advantage band the Stone Coyotes (the trio that served as the model for the band in Elmore Leonard's new novel, Be Cool). The introduction of the Amazon.com digital-download area followed free digital downloads of songs by Sarah McLachlan in April and Public Enemy in May.

        Also in June, PC World Magazine named Amazon.com the Best Shopping Web Site. "E-commerce as it should be," said the magazine. In addition, PC World named the Internet Movie Database, an Amazon.com site, as the Best Recreational Web Site and said www.imdb.com is "authoritative, addictive."

DISTRIBUTION CENTER EXPANSION
        Continuing its expansion, during the quarter Amazon.com announced plans for two new distribution facilities in Kentucky and one in Georgia, which will enable faster delivery to Amazon.com customers across the Midwest and Southeast United States. The result is that by the busy 1999 holiday shopping season, Amazon.com customers will benefit from nearly 4 million square feet of space at seven distribution centers nationwide--more than 10 times the distribution center floor space the company had in 1998.

        In May, Amazon.co.uk, the U.K.'s leading online bookstore, announced two new distribution units in Marston Gate, Bedfordshire, to further enhance service to its customers. The units, which are 228,000 square feet and 500,000 square feet in size, will provide Amazon.co.uk with a major distribution center to allow the company to increase its stocking and shipping capacities to more than 12 times the current level, thus reducing total shipping time to customers.

MANAGEMENT TEAM EXPANSION
        In late June, Amazon.com named Joseph Galli as its president and chief operating officer. Until April, Galli, 41, was the president of Black & Decker's Worldwide Power Tools and Accessories unit, a $3.1 billion business representing nearly 70 percent of the company's sales. Galli joins Amazon.com after a highly successful 19-year career with Black & Decker, where he was noted for making DeWalt the No. 1 brand in power tools worldwide, and spent the last four years rolling out that business in over 80 countries. Galli reports to Amazon.com's founder and CEO, Jeff Bezos, and has been elected to the Amazon.com Board of Directors.

        Other recent additions to the management team include:


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        o       Bill Price, VP Customer Service, who joined Amazon.com in May from MCI's Enhanced Voice Services (EVS) and, later, Call Center Services (CCS) business units. Price built CCS into a global customer-care outsourcing, automation, and consulting operation and comes to Amazon.com with more than 20 years of experience in customer care and services management.

        o Daryl David, VP Human Resources and Strategic Growth, who joined Amazon.com in July after serving as the executive vice president, chief administrative officer, and acting chief financial officer for Sanga International, a leading developer of packaged application software for e-business enterprise solutions. He has more than 20 years of experience in business and human resources management.

        o Kelyn Brannon, VP Finance and Chief Accounting Officer, who was formerly Amazon.com's director of financial planning and analysis. Prior to joining Amazon.com, she worked for Sun Microsystems, where she headed the company's worldwide field organization. Brannon joined Amazon.com in 1998 with more than 10 years of experience in finance.

VIDEO ADVANTAGE
        In June, Amazon.com introduced Amazon.com Advantage for Video to help its 10.7 million customers find, discover, and buy videos by independent and special-interest filmmakers. Following the success of Advantage for Books and Music, the addition of video into Amazon.com Advantage means customers now have access to a broad selection of hard-to-find books, CDs, and videos. The selection comes from authors, publishers, record labels, artists, filmmakers, and video producers, whose works were previously unavailable to most people. The Advantage program is now open to any genre of film or video, including everything from film noir, spoofs, and fitness to documentaries and instructional videos. For more information about Amazon.com Advantage for video, or to join, visit: http://www.amazon.com/advantage

HOMEGROCER.COM, GEAR.COM INVESTMENTS
        In May, Amazon.com announced a minority investment in HomeGrocer.com. HomeGrocer.com (www.homegrocer.com) offers customers over 11,000 key grocery items to meet their weekly shopping needs, including fresh produce, dairy, meat, seafood, name-brand packaged goods, and specialty foods such as ethnic, natural, and organic.

        Last week, Amazon.com announced that it held a significant minority stake in Gear.com (www.gear.com), which offers brand-name sporting goods to Internet shoppers at prices from 20 to 90 percent off retail. Staffed by knowledgeable sports enthusiasts, Gear.com is the only Internet store to offer 100-percent closeout merchandise in all sports categories. Sporting-goods closeouts result from overproduction, a change of style, color, or function, and the cancellation of preseason orders placed by retailers. Merchandise is new and comes in mint condition and original packaging.

STOCK SPLIT; BOND REPURCHASE
        Separately, Amazon.com today announced that its Board of Directors approved a 2-for-1 split of its common stock. Stockholders will receive one additional share for


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every share held on the record date of August 12, 1999. The split will take effect on September 1, 1999, and additional shares will be mailed or delivered on or about September 1, 1999, by the company's transfer agent, ChaseMellon Shareholder Services.

        During the quarter, Amazon.com repurchased $94.6 million in accreted value of its senior discount notes, bringing the total accreted value purchased to date to $178.4 million, representing approximately 50 percent of the original face amount of the issue.

ABOUT AMAZON.COM, INC.
        Amazon.com, Inc. (NASDAQ: AMZN), the Internet's No. 1 music, No. 1 video, and No. 1 book retailer, opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest Selection(TM) with online auctions, toys, electronics, free electronic greeting cards, and more than 4.7 million book, music-CD, video, DVD, and computer-game titles. Amazon.com seeks to be the world's most customer-centric company, where people can find and discover anything they may want to buy online. As part of its efforts to provide the best shopping experience for customers, Amazon.com provides secure credit-card payment, personalized recommendations, streamlined ordering through 1-Click(SM) technology, and hassle-free auction bidding with Bid-Click(SM).

        Amazon.com operates two international Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crew members dating from the birth of film in 1892 to the present. Amazon.com also operates LiveBid.com (www.livebid.com), the sole provider of live-event auctions on the Internet.

        In addition, Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient: drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the online leader for pet products, expert information, and services, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service, with operations in Seattle and Portland, Oregon, at www.homegrocer.com; and Gear.com, which offers brand name sporting goods at prices from 20 to 90 percent off retail, at www.gear.com.

        This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks of system interruption, management of potential growth, risks related to auction services, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.


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        Amazon.com, Amazon.com Auctions, Amazon.co.uk, Amazon.de, Internet Movie
Database, PlanetAll, Earth's Biggest Selection, Bid-Click, and 1-Click are either registered trademarks or trademarks of Amazon.com, Inc., or its affiliates. All other names mentioned herein may be trademarks of their respective owners.

        -0-
        /CONTACT: Bill Curry, Amazon.com, (206) 834-7180


NOTE ON FINANCIAL PRESENTATION
        Financial results are prepared in accordance with U.S. generally accepted accounting principles. All of the charges associated with Amazon.com's merger, acquisition, and investment activities have been included in "merger-, acquisition-, and investment-related costs" in the accompanying financial statements in order to enhance their informational value and to present the most comparable classifications in the other line items. Among items included in merger-, acquisition-, and investment-related costs are amortization of goodwill and other purchased intangibles, equity in loss of investees, and certain nonrecurring merger-, acquisition-, and investment-related costs. Pro forma financial results exclude these merger-, acquisition-, and investment-related costs and stock-based compensation.

CONTACTS:
Karen Cho                                      Bill Curry
Investor Relations                             Public Relations
Amazon.com, Inc.                               Amazon.com, Inc.
(206) 694-2171                                 (206) 834-7180
ir@amazon.com

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                                AMAZON.COM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                           QUARTER ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                                          -----------------------     -------------------------
                                                                            1999          1998          1999            1998
                                                                          ---------     ---------     ---------       ---------
Net sales                                                                 $ 314,377     $ 115,982     $ 608,019       $ 203,343
Cost of sales                                                               246,846        89,794       475,696         157,857
                                                                          ---------     ---------     ---------       ---------
Gross profit                                                                 67,531        26,188       132,323          45,486

Operating expenses:
    Marketing and sales                                                      85,949        26,968       146,667          46,873
    Product development                                                      34,288         8,745        57,690          15,942
    General and administrative                                               14,546         3,273        25,790           5,268
    Merger, acquisition and investment related costs, including
      amortization of intangibles and equity in earnings of affiliates       50,553         5,410        75,773           5,411
    Stock-based compensation                                                  4,669           192         4,782             377
                                                                          ---------     ---------     ---------       ---------
           Total operating expenses                                         190,005        44,588       310,702          73,871

Loss from operations                                                       (122,474)      (18,400)     (178,379)        (28,385)

Interest income                                                              12,901         3,390        23,827           5,035
Interest expense                                                            (28,435)       (7,569)      (45,123)         (9,598)
                                                                          ---------     ---------     ---------       ---------
           Net interest expense                                             (15,534)       (4,179)      (21,296)         (4,563)

Net loss                                                                  $(138,008)    $ (22,579)    $(199,675)      $ (32,948)
                                                                          =========     =========     =========       =========

Basic and diluted loss per share                                          $   (0.86)    $   (0.15)    $   (1.26)      $   (0.23)
                                                                          =========     =========     =========       =========

Shares used in computation of basic
    and diluted loss per share                                              161,170       146,277       159,053         143,802
                                                                          =========     =========     =========       =========

PRO FORMA RESULTS EXCLUDING MERGER AND ACQUISITION, INVESTMENT AND STOCK-BASED COMPENSATION COSTS (SEE NOTE 2 BELOW)

Pro forma loss from operations, excluding merger and
    acquisition, investment and stock-based compensation costs            $ (67,252)    $ (12,798)    $ (97,824)      $ (22,597)
                                                                          =========     =========     =========       =========

Pro forma net loss, excluding merger and acquisition, investment
    and stock-based compensation costs                                    $ (82,786)    $ (16,977)    $(119,120)      $ (27,160)
                                                                          =========     =========     =========       =========

Pro forma basic and diluted loss per share, excluding merger and
    acquisition, investment and stock-based compensation costs            $   (0.51)    $   (0.12)    $   (0.75)      $   (0.19)
                                                                          =========     =========     =========       =========
Shares used in computation of pro forma basic
    and diluted loss per share                                              161,170       146,277       159,053         143,802
                                                                          =========     =========     =========       =========


NOTE 1: On January 4, 1999, the Company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the split.

NOTE 2: Pro forma results for the quarter and 6-month periods ended June 30, 1999 and 1998 are presented for informational purposes only and are not prepared in accordance with generally accepted accounting principles. These results present the operating results of Amazon.com, excluding charges of $55.2 million and $80.6 million, and $5.6 million and $5.8 million, for the 3-month and 6-month periods ended June 30, 1999 and 1998, respectively, related to stock-based compensation and arising from Amazon.com's merger, acquisition and investment activities. Among items included in merger and acquisition related costs are amortization of goodwill and other purchased intangibles, equity in loss of investees, and certain non-recurring merger and acquisition related costs.



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                                AMAZON.COM, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  JUNE 30,            DECEMBER 31,
                                                                                                    1999                  1998
                                                                                                ------------          ------------
                                                                                                 (Unaudited)
ASSETS
Current assets:
     Cash                                                                                       $     42,539          $     25,561
     Marketable securities                                                                         1,101,698               347,884
     Inventories                                                                                      59,387                29,501
     Prepaid expenses and other                                                                       53,334                21,308
                                                                                                ----------------------------------
          Total current assets                                                                     1,256,958               424,254

Fixed assets, net                                                                                    156,333                29,791
Other investments                                                                                    106,020                 7,740
Intangibles and other, net                                                                           741,865               179,263
Deferred charges                                                                                      37,038                 7,412
                                                                                                ----------------------------------
          Total assets                                                                          $  2,298,214          $    648,460
                                                                                                ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                           $    165,983          $    113,273
     Accrued advertising                                                                              22,364                13,071
     Interest payable                                                                                 23,960                    10
     Other liabilities and accrued expenses                                                           55,764                34,413
     Current portion of long-term debt and other                                                       9,873                   808
                                                                                                ----------------------------------
          Total current liabilities                                                                  277,944               161,575

Long-term debt and other                                                                           1,449,224               348,140

Stockholders' equity:
     Preferred stock, $0.01 par value:
         Authorized shares -- 150,000
         Issued and outstanding shares -- none                                                             -                     -
     Common stock, $0.01 par value:
         Authorized shares -- 1,500,000
         Issued and outstanding shares -- 168,153 and 159,267
          shares at June 30, 1999 and December 31, 1998, respectively                                  1,682                 1,593
     Additional paid-in capital                                                                      979,424               300,130
     Note receivable from officer for common stock                                                    (1,171)               (1,099)
     Stock-based compensation                                                                        (37,743)               (1,625)
     Accumulated other comprehensive income                                                           (9,411)                1,806
     Accumulated deficit                                                                            (361,735)             (162,060)
                                                                                                ----------------------------------
          Total stockholders' equity                                                                 571,046               138,745
                                                                                                ----------------------------------
              Total liabilities and stockholders' equity                                        $  2,298,214          $    648,460
                                                                                                ==================================


NOTE 1: On January 4, 1999, the Company effected a three-for-one stock split in the form of a stock dividend to stockholders of record on December 18, 1998. Accordingly, the accompanying consolidated balance sheets and statements of operations have been restated to reflect the split.